UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(646) 205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refers to Tyme Technologies, Inc., a Delaware corporation (“Tyme”).

Item 1.01	Entry Into a Material Definitive Agreement.

On March 1, 2018, Tyme entered into an underwriting agreement (the “Underwriting Agreement”) with Evercore Group L.L.C., Stifel, Nicolaus & Company, Incorporated and Canaccord Genuity Inc., as representatives of the several underwriters listed therein (the “Underwriters”), relating to an underwritten public offering of 9,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), plus an additional 1,350,000 shares of Common Stock if the Underwriters exercise their 30-day option to purchase additional shares (the “Offering”). The price to the public in the Offering is $2.25 per share, and the Underwriters agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $2.115 per share.

On March 6, 2018, the Offering closed and the Company completed the sale and issuance of an aggregate of 10,350,000 shares of Common Stock. The net proceeds to the Company from the sale of shares upon closing, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, was approximately $21.69 million.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Company to the Underwriter, as well as indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company and its officers and directors have agreed to customary lockup periods pursuant to which, subject to certain exceptions, they may not offer, pledge, sell, or purchase any Company securities for a period after the Offering closing.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-211489), which was declared effective by the U.S. Securities and Exchange Commission on August 16, 2017, a base prospectus dated August 16, 2017 and a prospectus supplement dated March 1, 2018.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events

The legal opinion and consent of Drinker Biddle & Reath LLP relating to the validity of the shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 1, 2018, by and among Tyme Technologies, Inc., Evercore Group L.L.C., Stifel, Nicolaus & Company, Incorporated and Canaccord Genuity Inc.

5.1	Opinion of Drinker Biddle & Reath LLP

23.1	Consent of Drinker Biddle & Reath LLP (reference is made to Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: March 6, 2018	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer